TERMINATION, OPTION CANCELLATION AND SETTLEMENT AGREEMENT



                  This Termination, Option Cancellation and Settlement Agreement, dated as of April 28, 2000 (this "Agreement"), is between Hudson United Bancorp, a New Jersey Corporation ("Hudson"), and Dime Bancorp, Inc., a Delaware corporation ("Dime").

                                    RECITALS

                  A. Merger Agreement. Hudson and Dime have entered into an Agreement and Plan of Merger, dated as of September 15, 1999 as amended and restated on December 27, 1999 (the "Merger Agreement"), pursuant to which Hudson is to merge with and into Dime (the "Merger").

                  B. Options. As a condition to entering into the Merger Agreement and in consideration therefor, Hudson granted to Dime an option (the "Hudson Option") to purchase approximately 19.9% of Hudson's authorized but unissued shares of common stock, pursuant to a Stock Option Agreement, dated September 16, 1999 (the "Hudson Option Agreement"), and Dime granted to Hudson an option (the "Dime Option" and, together with the Hudson Option, the "Options") to purchase approximately 19.9% of Dime's authorized but unissued shares of common stock, pursuant to a Stock Option Agreement, dated September 16, 1999 (the "Dime Option Agreement" and, together with the Hudson Option Agreement, the "Option Agreements").

                  C. Initial Triggering Event Under Dime Option Agreement. On March 5, 2000, prior to the scheduled special meetings of the shareholders of Dime and Hudson to vote on the Merger, North Fork Bancorporation, announced an unsolicited hostile bid for Dime, which resulted in a delay of the special meetings and which, when North Fork filed its exchange offer on March 14, 2000, constituted an initial triggering event under the Dime Option Agreement. Under the Dime Option Agreement, if there were to be a subsequent triggering event, Hudson will have the right to purchase from Dime 22,271,682 (the "Option Number") shares of Dime's authorized but unissued common stock, par value $0.01 per share ("Common Stock"), at an exercise price of $17.75 per share (the "Option Price").

                  D. Termination and Cancellation. The Boards of Directors of Hudson and Dime have mutually agreed it is in the best interests of their respective corporations to mutually terminate the Merger Agreement and Option Agreements and cancel their respective Options, subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1. Termination of Merger Agreement. Hudson and Dime hereby mutually terminate the Merger Agreement, without any liability or further obligation to each other whatsoever in connection with the Merger Agreement, or the obligations undertaken with respect to the Merger Agreement or the Merger, except that the provisions of Section 6.8 of the Merger Agreement (excluding the first sentence thereof and in all events subject to applicable law) shall survive (including with respect to Hudson's or Dime's reasons for the termination of the Merger Agreement or the Option Agreements), Section 6.10 shall survive solely with respect to the initial press release regarding the termination of the Merger Agreement and the terms of this Agreement, and Section
6.12 shall survive. The parties recognize and agree that they hereby are mutually releasing each other from any and all claims for breach of the Merger Agreement and that Section 8.5(c) of the Merger Agreement shall have no further force or effect. Except as set forth in this paragraph and except for the terms of this Agreement, neither party shall have any obligation or liability to the other based upon, related to, arising from or connected in any way with the Merger Agreement, the Option Agreements, the Options or the confidentiality agreements.

                  2. Stock Option Agreements. Subject to the terms of this Agreement, Hudson hereby cancels and surrenders the Dime Option and Dime Option Agreement to Dime. Dime agrees that the Hudson Option has expired by its terms and hereby cancels and surrenders the Hudson Option and the Hudson Option Agreement to Hudson.

                  3. Dime's Continuing Payment Obligations to Hudson. In consideration of Hudson entering into this Agreement, Dime irrevocably and unconditionally agrees to pay to Hudson an Option Settlement Fee, which shall consist of a Subsequent Transaction Fee, a Subsidiary Transaction Fee and/or an Expiration Fee, all as set forth below. Such fees shall be paid to Hudson by wire transfer to an account designated by Hudson on the due dates as hereafter set forth, except as hereafter set forth.

                  3.1. Subsequent Transaction Fee.

                           (a)   Amount   and   Obligation.   If  a   Subsequent
Transaction occurs after the date hereof and before October 28, 2001 ("the Cut-Off Date") Dime irrevocably and unconditionally agrees to pay Hudson a Subsequent Transaction Fee. The Subsequent Transaction Fee shall be not less than $50 million (the "Floor") and not more than $92 million (the "Cap"), in each case less a credit for any Subsidiary Transaction Fee paid to Hudson hereunder, subject to Sections 3.1(b)(i) and (ii). (For the avoidance of doubt, the terms "Floor" and "Cap" include the credits referred to in the preceding sentence.) If after a Subsidiary Transaction and before the Cut-Off Date there shall occur a Subsequent Transaction, Dime agrees to pay the Subsequent Transaction Fee for such Subsequent Transaction, less a credit for any Subsidiary Transaction Fee paid to Hudson.

                  A Subsequent Transaction means: (i) Dime or any Dime Subsidiary (each of the following is a "Dime Subsidiary": (A) any Significant
Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Dime, and (B) North American Mortgage Company (whether or not North American Mortgage Company would be deemed a Significant Subsidiary of Dime)) shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) or the Board of Directors of Dime (the "Board") shall have recommended that the stockholders of Dime approve or accept any Acquisition Transaction. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Dime or any Dime Subsidiary (other than mergers, consolidations or similar transactions involving solely Dime and/or one or more wholly-owned Subsidiaries of Dime), (y) a purchase, lease or other acquisition of assets or deposits of Dime or any Dime Subsidiary in one or more transactions (other than the purchase and sale of portfolio assets in the ordinary course of business and other than the purchase and sale of investment securities), in which the assets have a value in excess of $4.0 billion or in which the deposits exceed $5.0 billion in amount (other than any assets or escrow deposits of the Dime Subsidiary included within a Subsidiary Transaction), or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange, spinoff to shareholders or otherwise) of securities representing 25% or more of the voting power of Dime or any Dime Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act; or

                           (ii) Any person acquires (including by way of merger,
consolidation, share exchange or otherwise) beneficial ownership of 25% or more of the then outstanding Common Stock of Dime (the term "beneficial ownership" for purposes of this Agreement has the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder).

                  Notwithstanding the foregoing, the following transactions, taken alone or as a series of transactions (each, whether or not it would otherwise constitute a Subsequent Transaction, is a "Subsidiary Transaction"), shall not constitute a Subsequent Transaction:

                  (1) a merger or consolidation or similar transaction that involves solely or predominantly the purchase or transfer of a Dime Subsidiary other than The Dime Savings Bank of New York, FSB ("FSB");

                  (2) a purchase, lease or other acquisition involving solely or predominantly all or a substantial part of the assets or deposits of any Dime Subsidiary other than FSB; or

                  (3) a purchase or other acquisition (including by way of merger, consolidation, share exchange, spinoff to shareholders or otherwise) of securities representing 25% or more of the voting securities of any Dime Subsidiary other than FSB.

                  For the avoidance of doubt, the occurrence of a Subsidiary Transaction does not foreclose the possible (simultaneous or later) occurrence of a Subsequent Transaction.

                  Subject to the Floor and Cap, the Subsequent Transaction Fee will be an amount equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the Option Number. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Dime, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date of the consummation of the Subsequent Transaction that gives Hudson the right to the Subsequent Transaction Fee, or (iv) in the event of one or more sales that alone or together would constitute an Acquisition Transaction under clause (y) of the definition thereof, the sum of (1) the net prices received in such sales and in any Subsidiary Transaction (but only to the extent such net prices or proceeds thereof are not part of the consolidated assets of Dime at the time of determination) and (2) the current market value of the remaining net assets of Dime as determined by a nationally recognized investment banking firm selected by Hudson, and reasonably acceptable to Dime, divided by the number of shares of Common Stock of Dime outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by Hudson, and reasonably acceptable to Dime.

                  The Option Number, Option Price and highest closing price referred to in the prior paragraph shall be subject to adjustment from time to time as provided in this paragraph. In the event of any change in Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, stock combination, exchange of shares or similar transaction, the Option Number, the Option Price and the highest closing price shall be adjusted appropriately. In addition, if Dime makes any distribution or dividend to its shareholders (other than regular quarterly cash dividends as such may be increased from time to time) which are not accounted for under this paragraph or the prior paragraph, then the value of such distribution or dividend shall be added to the amount of the "market/offer price" with the value of any non-cash distribution or dividend determined by a nationally recognized investment banking firm selected by Hudson, and reasonably acceptable to Dime. Any such dividend or distribution shall be viewed as accounted for under the prior paragraph if the ex-dividend date for such dividend or distribution occurs no more than five months prior to the date of the consummation of the Subsequent Transaction that gives Hudson the right to the Subsequent Transaction Fee. If such dividend or distribution would have been viewed as accounted for under the prior paragraph but for the fact that the ex-dividend date occurred more than five but less than six months prior to the date of consummation of the relevant Subsequent Transaction, then the six-month period referred to in clause (iii) of the definition of market/offer price will be a five-month period and the second preceding sentence shall apply.

                           (b)  Due  Date of  Subsequent  Transaction  Fee.  The
Subsequent Transaction Fee shall be due to Hudson as follows:

                  (i) Within two (2) business days after the signing by Dime or a Dime Subsidiary of an agreement for an Acquisition Transaction, Dime or the acquiring party shall pay Hudson $15,000,000 by wire transfer to an account designated by Hudson, and $77,000,000 shall be deposited into an escrow account pursuant to an escrow agreement and with an escrow agent reasonably acceptable to Hudson, any interest or earnings thereon being the property of Dime. In the event that Dime or any Dime Subsidiary shall enter into an Acquisition
Transaction and Dime does not enter into the escrow agreement or make the payment or deposit provided for in the immediately preceding sentence (other than a deposit delayed solely as a result of a delay by Hudson in approving the escrow agreement), the entire Subsequent Transaction Fee shall be due immediately. On the date of the consummation of the Acquisition Transaction, Dime shall cause the escrow agent to wire transfer the remainder of the Subsequent Transaction Fee to Hudson (and, if the escrow agent does not so wire transfer the funds, Dime and the acquiror jointly and severally shall be obligated to wire transfer such amount) and transmit any remainder of the escrow deposit to Dime. In the event an Acquisition Transaction is entered into by Dime or a Dime Subsidiary prior to the Cut-Off Date, the Subsequent Transaction Fee for such transaction shall be due under this Section 3.1(b)(i) only if the Acquisition Transaction closes. Hudson nonetheless shall retain the initial $15,000,000 payment; or

                  (ii) Within five (5) business days of Dime's learning that any person has acquired beneficial ownership of 25% or more of the then outstanding Common Stock of Dime, Dime shall pay to Hudson $15,000,000 by wire transfer to an account designated by Hudson and $77,000,000 shall be deposited into an escrow account pursuant to an escrow agreement and with an escrow agent reasonably acceptable to Hudson, any interest or earnings thereon being the property of Dime. In the event that Dime does not enter into the escrow agreement or make the payment or deposit provided for in the immediately preceding sentence (other than a deposit delayed solely as a result of a delay by Hudson in approving the escrow agreement), the entire Subsequent Transaction Fee shall be due immediately. On the date of the acquisition by such person of beneficial ownership of 50% or more of the then outstanding Common Stock, Dime shall cause the Escrow Agent to wire transfer to Hudson the remainder of the Subsequent Transaction Fee (and if the escrow agent fails to do so, Dime shall wire transfer such amount to Hudson) and transmit any remainder of the escrow deposit to Dime. In the event a person acquires beneficial ownership of 25% or more of the then outstanding Common Stock of Dime but does not, prior to the Cut-Off Date or within six months thereafter acquire beneficial ownership of 50% or more of the then outstanding Common Stock of Dime, the Subsequent Transaction Fee for the acquisition shall not be due under this Section 3.1(b)(ii), but Hudson shall retain the initial $15,000,000 payment.

                  (iii) Any obligation of Dime to make payments to Hudson (or into an escrow account for the benefit of Hudson) pursuant to this Section 3.1(b) shall be subject to a credit for amounts previously paid, either with respect to a Subsidiary Transaction or an earlier Subsequent Transaction. Any such credit will be applied first to the $15 million amounts set forth in
Section 3.1(b)(i) and (ii). Anything to the contrary not withstanding, the initial $15,000,000 payment set forth in Sections 3.1(b)(i), 3.1(b)(ii) and 3.2(b) shall only be paid by Dime once.

                  (iv) For the avoidance of doubt, a Subsequent Transaction Fee may be owed under the circumstances set forth in either Section 3.1(b)(i) and
(ii). The fact that a Subsequent Transaction Fee is not owed under Section 3.1(b)(ii) for a set of circumstances does not preclude it from being owed under
Section 3.1(b)(i) for the same set of circumstances (and vice versa).

                  3.2.     Subsidiary Transaction.

                           (a)   Amount   and   Obligation.   If  a   Subsidiary
Transaction (as defined in Section 3.1) occurs after the date hereof and before the Cut-Off Date, Dime irrevocably and unconditionally agrees to pay Hudson a Subsidiary Transaction Fee equal to $30,000,000, provided, such payment is subject to the second paragraph in Section 3.2(b).

                           (b)  Due  Date of  Subsidiary  Transaction  Fee.  The
Subsidiary Transaction Fee shall be due to Hudson as follows: Within two (2) business days after the signing by Dime or its Subsidiaries of an agreement for a Subsidiary Transaction, Dime or the acquiring party shall pay Hudson $15,000,000 by wire transfer to an account designated by Hudson, and $15,000,000 shall be deposited into an escrow account pursuant to an escrow agreement and with an escrow agent reasonably acceptable to Hudson, any interest or earnings thereon being the property of Dime. In the event that Dime or any of its Subsidiaries shall enter into an Subsidiary Transaction and Dime does not enter into the escrow agreement or make the payment or deposit provided for in the immediately preceding sentence (other than a deposit delayed solely as a result of a delay by Hudson in approving the escrow agreement), the entire Subsidiary Transaction Fee shall be due immediately. On the date of the consummation of the Subsidiary Transaction, Dime shall cause the escrow agent to wire transfer the remainder of the Subsidiary Transaction Fee to Hudson (and, if the escrow agent does not so wire transfer the funds, Dime and the acquiror jointly and severally shall be obligated to wire transfer such amount).

                  In the event a Subsidiary Transaction is entered into by Dime or a Dime Subsidiary prior to the Cut-Off Date, the Subsidiary Transaction Fee shall not be due if the Subsidiary Transaction fails to close. Nonetheless, Hudson shall retain the initial $15,000,000 payment. In the event a Subsidiary Transaction fails to close and Dime or a Dime Subsidiary enters into another agreement for a Subsidiary Transaction prior to the Cut-Off Date, the second Subsidiary Transaction will be subject to the Subsidiary Transaction Fee. Anything to the contrary not withstanding, the initial $15,000,000 payment shall only be paid by Dime once.

                           (c) Credit for Earlier  Payments.  Any  obligation of
Dime to make payments to Hudson (or into an escrow account for the benefit of Hudson) pursuant to this Section 3.2 shall be subject to a credit for amounts previously paid, either with respect to a Subsequent Transaction or an earlier Subsidiary Transaction, which credit shall be applied first to the $15 million amount set forth above.

                  3.3. Expiration Fee. If neither a Subsequent Transaction nor a Subsidiary Transaction occurs prior to the Cut-Off Date, Dime irrevocably and unconditionally agrees to pay to Hudson, on the next business day after the Cut-Off Date (the "Expiration Fee Payment Date"), $15,000,000 by wire transfer to an account designated by Hudson; provided, however, that at Dime's option and with Hudson's consent Dime may pay the amount in Common Stock of Dime, on the conditions and subject to the terms set forth in the next paragraph. If prior to the Cut-Off Date Dime has paid Hudson $15,000,000 by wire transfer pursuant to
Section 3.1 or 3.2, Hudson shall retain the $15,000,000 and no Expiration Fee shall be due.

                  In the event Dime elects to pay the Expiration Fee in Common Stock, Dime shall irrevocably notify Hudson of such election no less than sixty
(60) days and no more than ninety (90) days prior to the scheduled Expiration Fee Payment Date. If Dime elects to pay the Expiration Fee in Common Stock, it shall be valued at $0.50 below the lowest trading price of Dime's Common Stock on the New York Stock Exchange during the ten (10) trading days prior to the Expiration Fee Payment Date, as reported in the Wall Street Journal, Eastern Edition. Immediately after notification to Hudson, Dime shall promptly prepare, file and keep current a registration statement under the Securities Act of 1933, as amended, and the regulations thereunder covering such stock and shall cause such registration statement to become effective as of or prior to the Expiration Fee Payment Date and to remain current in order to permit the sale or other disposition of the Common Stock to be received by Hudson in accordance with any reasonable plan of disposition requested by Hudson. Dime will use its reasonable best efforts to cause such registration to remain effective for a period of 180 days from the Expiration Fee Payment Date or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Dime shall bear the costs of such registration (including, but not limited to, Dime's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Hudson's counsel related thereto). Hudson shall provide all information reasonably requested by Dime for inclusion in any registration statement to be filed hereunder. If requested by Hudson in connection with such registration, Dime shall become a party to any underwriting agreement relating to the sale of such shares of Common Stock, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Dime.

                  3.4.     Miscellaneous.

                           (a)  Interest.  If any  Subsequent  Transaction  Fee,
Subsidiary Transaction Fee or Expiration Fee is not paid on the due date thereof, the amount to be paid shall be increased by an amount equal to the interest that would be earned on such amount for each day after the due date until such fee is paid. The amount of interest shall be calculated at the rate of Hudson's prime rate, announced from time to time, plus 2%, compounded daily using the actual number of days elapsed and a 360 day year. The Cap shall not limit increases on the amounts due pursuant to this Section 3.4(a).

                           (b) Legal Fees and Expenses. Hudson shall be entitled
to its expenses, including but not limited to legal fees, incurred in connection with the enforcement of its rights to payments hereunder. After giving 10 days' written notice to Dime identifying Dime's failure to make any payment hereunder, Hudson shall be entitled to recover from Dime, monthly upon demand, any and all of its legal fees and other expenses incurred in connection with the enforcement against Dime of the terms of this Agreement.

                           (c)  Increase  in  Cap  and  Floor.   If  Dime,   its
Subsidiaries, or affiliates, or agents, or any person entering into an agreement with Dime or a Dime Subsidiary with respect to an Acquisition Transaction or a Subsidiary Transaction shall challenge or question in any court proceeding the Subsequent Transaction Fee, the Subsidiary Transaction Fee or the Expiration Fee, then the amount of each of the Floor, the Cap, the Subsidiary Transaction Fee and the Expiration Fee shall all be increased by $20,000,000.

                           (d) No  Reduction,  Offset or Delay.  No  alleged  or
actual failure by Hudson to perform any covenant or obligation hereunder or under any other agreement with Dime or any affiliate of Dime, and no breach of any representation or warranty by Hudson hereunder or under any other agreement with Dime or any affiliate of Dime shall release Dime from or be reason for Dime to reduce, offset against, or delay, the payment by Dime of any Subsequent Transaction Fee, Subsidiary Transaction Fee or Expiration Fee which becomes due hereunder; provided, however, that Dime shall retain its rights to bring claims for damages or injunctive relief against Hudson for breach of any representation, warranty or covenant of Hudson in this Agreement.

                  4. Representations and Warranties.

                  4.1. Dime hereby represents and warrants to Hudson as follows:
Dime has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Dime Board prior to the date hereof and no other corporate proceedings on the part of Dime are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Dime.
                  4.2 Hudson hereby  represents and warrants to Dime as follows:
Hudson has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Hudson and the performance of its obligations hereunder by Hudson have been duly and validly authorized by the Board of Directors of Hudson and no other corporate proceedings on the part of Hudson are necessary to authorize this Agreement or for Hudson to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Hudson. No "Initial Triggering Event" has occurred under the Hudson Option Agreement.

                  5. Covenants of Dime. Dime covenants that from and after the date hereof until the earlier of the Cut-Off Date or the payment in full of any Subsequent Transaction Fee (but not a Subsidiary Transaction Fee), if Dime enters into an agreement to engage in an Acquisition Transaction, it shall require that the acquiror agrees to pay or cause Dime to pay the Subsequent Transaction Fee and, upon the consummation of the transaction, Dime and the acquiror jointly and severally expressly assume the payment obligation.

                  6. Covenants of Hudson. Hudson covenants that from and after the date hereof until the Cut-Off Date:

                  6.1. Hudson shall vote or cause to be voted all shares of Common Stock of Dime from time to time owned by it or its Subsidiaries for their own account (the "Subject Shares") in accordance with the recommendations of Dime's Board of Directors or, if the Board of Directors makes no recommendation on a matter, in proportion with the votes casts by other stockholders thereto (provided that Hudson may at any time dispose of all or any part of the Subject Shares prior to a vote).

                  6.2. If Hudson elects to dispose of all or a substantial part of the Subject Shares (whether under Section 6.1 or otherwise), Hudson shall notify Dime of its election orally, with a faxed confirmation, before 10:00 A.M. on any business day and pursuant to such notice such shares first shall be offered to Dime for purchase at the closing price of Dime's Common Stock on the New York Stock Exchange on the day before giving such notice for a period ending at 10:00 A.M. on the business day after giving such notice. Dime shall promptly respond orally and via fax as to whether it accepts the offer (and if no fax is received by Hudson from Dime by 10:00 A.M. of the business day after giving such notice, Hudson shall thereafter be free to dispose of the Subject Shares). If Dime Elects to purchase the Subject Shares, it shall notify Hudson by 10:00 A.M. of the business day after Hudson gives such notice and pay for such shares by wire transfer within 2 business days of giving Hudson notice it will purchase the shares.

                  6.3. Within 48 hours prior to the Expiration Fee Payment Date, if an Expiration Fee Payment is due, Hudson shall deliver to Dime a letter regarding its compliance in all material respects with its covenants contained in this Article 6.

                  7. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement (other than by operation by law).

                  8. Specific Performance. The parties hereto acknowledge that damages may be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable through injunctive or other equitable relief. In connection therewith, both parties waive the posting of any bond or similar requirement.

                  9. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

                  10. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

                  11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely with such state.

                  12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  13. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  14. Entire Agreement; Third-Party Rights. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. This Agreement may not be amended, superseded or rescinded except in a writing signed by both parties hereto.

                  15. Releases. Hudson and Dime hereby agree to mutual limited releases as follows:

                  15.1. Hudson and its past and/or present direct or indirect parents, subsidiaries, affiliates, predecessors, successors and assigns, and its and their officers, directors, shareholders, employees, administrators and attorneys, but only in their respective capacities as such (collectively, the "Hudson Releasors"), hereby release and discharge Dime and its past and/or present direct or indirect parents, subsidiaries, affiliates, predecessors, successors and assigns, and its and their officers, directors, shareholders, employees, administrators and attorneys, but only in their capacities as such (collectively, the "Dime Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty, equity, bankruptcy or otherwise, which the Hudson Releasors, or anyone claiming through or under any of them, ever had or now have, or may hereafter have or acquire, based upon, related to, arising from, or connected in any way with the Merger Agreement; provided, however, that nothing contained in this Release shall affect or relieve the Dime Releasees of their obligations under Sections 6.8 (excluding the first sentence thereof), 6.10 (solely with respect to the initial press release regarding the termination of the merger agreement and the terms of this Agreement) and 6.12 of the Merger Agreement or under this Termination, Option Cancellation and Settlement Agreement, and provided, further, that nothing contained in this Release shall affect the rights of the Hudson Releasors, solely in their capacities as shareholders of Dime, under any derivative or class action suits brought on behalf of Dime shareholders and in which the Hudson Releasors are not active plaintiffs.

                  15.2. Dime and its past and/or present direct or indirect parents, subsidiaries, affiliates, predecessors, successors and assigns, and its and their officers, directors, shareholders, employees, administrators and attorneys, but only in their respective capacities as such (collectively, the "Dime Releasors"), hereby release and discharge Hudson and its past and/or present direct or indirect parents, subsidiaries, affiliates, predecessors, successors and assigns, and its and their officers, directors, shareholders, employees, administrators and attorneys, but only in their respective capacities as such (collectively, the "Hudson Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty, equity, bankruptcy or otherwise, which the Dime Releasors, or anyone claiming through or under any of them, ever had or now have, or may hereafter have or acquire, based upon, related to, arising from, or connected in any way with the Merger Agreement; provided, however, that nothing contained in this Release shall affect or relieve the Hudson Releasees of their obligations under Sections 6.8 (excluding the first sentence thereof),
6.10 (solely with respect to the initial press release regarding the termination of the merger agreement and the terms of this Agreement) and 6.12 of the Merger Agreement or under this Termination, Option Cancellation and Settlement Agreement.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                        HUDSON UNITED BANCORP

                                                 KENNETH T. NEILSON
                                        By: _______________________________
                                                 Kenneth T. Neilson
                                                  Chairman, President and
                                                  Chief Executive Officer

                                        DIME BANCORP, INC.

                                                 LAWRENCE J. TOAL
                                        By: _______________________________
                                                 Lawrence J. Toal
                                                  Chairman, President and
                                                  Chief Executive Officer